UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19019	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue

Los Angeles, California  90025

(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on April 3, 2013, RadNet Management, Inc. (or the “Borrower”), a wholly owned subsidiary of RadNet, Inc. (the “Company”) entered into an amendment to its existing credit agreement. The information set forth below in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 3, 2013, the Borrower entered into a First Amendment Agreement (the “Credit Agreement Amendment”), among the Borrower, the Company, certain subsidiaries and affiliates of the Borrower (the “Subsidiary Guarantors”), certain lenders, and Barclays Bank PLC, as administrative agent and collateral agent (the “Agent”).  The Credit Agreement Amendment provides for a re-pricing of the Borrower’s senior secured term loans and the borrowing of an additional $40,000,000 of senior secured term loans under the Credit and Guaranty Agreement (the “Credit Agreement”), dated as of October 10, 2012, by and among the Borrower, the Company, the Subsidiary Guarantors, the Agent, and certain lenders.

Pursuant to the Credit Agreement Amendment, the interest rate spread over LIBOR for the Borrower’s senior secured term loans has been reduced from 4.25% to 3.25% and the interest rate spread over the Agent’s alternative base rate for the Borrower’s senior secured term loans has been reduced from 3.25% to 2.25%, and the minimum LIBOR rate underlying the senior secured term loans has been reduced from 1.25% to 1.0%. In addition, the Borrower borrowed an additional $40,000,000 of senior secured term loans under the incremental facilities in the Credit Agreement. After giving effect to the new term loan borrowing, the Borrower has approximately $388.3 million of outstanding senior secured term loans under the Credit Agreement.

The other material terms of the Credit Agreement remain unchanged and are described in the Current Report on Form 8-K filed by the Company on October 12, 2012 and in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 18, 2013, as amended. A copy of the Credit Agreement Amendment is attached as Exhibit 99.1 and is incorporated by reference herein. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of such exhibit.

Item 8.01	Other Events

On April 3, 2013, the Company issued a press release announcing the closing of the previously announced re-pricing of its senior secured term loan.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	First Amendment Agreement dated April 3, 2013 to the Credit and Guaranty Agreement dated October 10, 2012, by and among RadNet Management, Inc., RadNet, Inc., certain subsidiaries and affiliates of RadNet Management, Inc., certain lenders identified therein and Barclays Bank PLC, as administrative agent and collateral agent.
99.2	Press release dated April 3, 2013, entitled “RadNet Completes the Previously Announced Re-Pricing of Its Senior Secured Term Loan and Raises an Additional $40 Million”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2013	RadNet, Inc.

	By:	/s/ Mark Stolper
	Name:	Mark Stolper
	Title:	Executive Vice President and Chief Financial Officer

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